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                                                                      Exhibit 21

                    SUBSIDIARIES OF SOTHEBY'S HOLDINGS, INC.

As of December 31, 2004, the significant subsidiaries of Sotheby's Holdings, Inc. which are wholly owned except where indicated are as follows:

                                                              JURISDICTION OF
                                                               INCORPORATION
                                                              ---------------
Sotheby's Holdings, Inc.                                       Michigan
        Sotheby's Financial Services, Inc.                     Nevada
        SPTC, Inc.                                             Nevada
        SPTC Delaware, LLC                                     Delaware
        Sotheby's Fine Art Holdings, Inc.                      Delaware
                Fine Art Insurance Ltd.                        Bermuda
        Sotheby's Inc.                                         New York
        Oatshare Limited                                       United Kingdom
        Sotheby's                                              United Kingdom
        Sotheby's Global Trading Company GmbH                  Switzerland


Other than the subsidiaries listed above, the Registrant has 23 directly and indirectly controlled domestic subsidiaries and 32 directly and indirectly controlled foreign subsidiaries.